UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

InFocus Corporation, an Oregon corporation (the “Company”), is filing this Current Report on Form 8-K to file the exhibits to the Development, Purchase and License Agreement between the Company and Funai Electric Co., Ltd. dated as of September 13, 2002 (the “Funai Agreement”). The Funai Agreement was previously filed as Exhibit 10.33 to the Company’s Annual Report for the year ended December 31, 2004 (the “2004 Report”).

Simultaneously with the filing of the 2004 Report, the Company requested confidential treatment with respect to certain portions of the Funai Agreement. In its review of the Company’s confidential treatment request in respect of the Funai Agreement the staff of the Securities and Exchange Commission requested the Company to file the exhibits to the Funai Agreement. The Company is filing this Current Report on Form 8-K in order to include such exhibits in its publicly filed material. The Company is simultaneously requesting confidential treatment with respect to certain portions of the exhibits.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1	Exhibits to Development, Purchase and License Agreement between InFocus Corporation and Funai Electric Co., Ltd. dated as of September 13, 2002. (Confidential Treatment has been requested with respect to a portion of this exhibit).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2008	INFOCUS CORPORATION

By: /s/ Lisa K. Prentice
Lisa K. Prentice
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)

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